Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF PAGES 1 3

2. AMENDMENT/MODIFICATION NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
P00005	See Block 16C	OS251972	

6. ISSUED BY CODE ASPR-BARDA	7. ADMINISTERED BY (If other than Item 6) CODE ASPR-BARDA02
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201	ASPR-BARDA 330 Independence Ave, SW, Rm G640 Washington DC 20201

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)

EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC
EMERGENT MANUFACTURING OPERATIONS B
5901 E LOMBARD ST
BALTIMORE MD 212246824

CODE 1410445 FACILITY CODE

(x)	
	9A. AMENDMENT OF SOLICITATION NO.
	9B. DATED (SEE ITEM 11)
x	10A. MODIFICATION OF CONTRACT/ORDER NO. HHS0100201200004I 75A50120F33007
	10B. DATED (SEE ITEM 13) 05/24/2020

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning _________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) Net Increase: -$270,000.00
2020.199C001.25103

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS.
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	
☐	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☒	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: 43.103 (a)(3) Mutual Agreement of Both Parties
☐	D. OTHER (Specify type of modification and authority)

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
Tax ID Number: [**]
DUNS Number: [**]
The purpose of this modification is to account for the reduction in price required by paragraph H.1.12. (see modification P00003).
A total of [**] DoD personnel worked on site at Bayview facility between [**] and [**] which is resulting in a $270,000 reduction to the firm fixed price of this task order.
The $270,000 reduction will be accounted for in [**]. As a result:(l) the firm fixed price of the task order is changed from $628,250,000 to $627,980,000; (2) the firm fixed price of Task 1 is changed from $542,750,000 to 542,480,000; (3) the firm fixed price of [**]. is changed from
Continued ...

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print).		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)	
Syed T Husain SVP and CDMO BU Head		JEFFREY R. SCHMIDT	
15B. CONTRACTOR/OFFEROR /s/ Syed T Husain (Signature of person authorized to sign)	15C. DATE SIGNED Feb 22, 2021	16B. UNITED STATES OF AMERICA /s/ JEFFREY R. SCHMIDT (Signature of Contracting Officer)	16C. DATE SIGNED Feb 22, 2021

STANDARD FORM 30 (Rev. 11/2016)

Previous edition unusable Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSD200201792634C/P00019 PAGE OF 2 3 NAME OF OFFEROR OR CONTRACTOR EMERGENT BIODEFENSE OPERATIONS LANSING LLC 330303 ITEM No. (A) SUPPLIES/SERVICES (B) QUANTITY (C) UNIT (D) UNIT PRICE (E) AMOUNT (F) 3 $27,137,000 to $26,867,500; and (4) $270,000 is de- obligated from CLIN 3. See the attached page for additional details. Appr. Yr.: 2020 CAN: 199C001 Object Class: 25103 Period of Performance: 05/13/2020 to 12/31/2021 Change Item 3 to read as follows(amount shown is the obligated amount): ASPR-20-02178 — Emergent CIADM Manufacturing Capacity Reservation and Expansion (3 of 3) -270,000.00 NSN 7540-01-152-8067 OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

Contract No. HHSO100201200004I
Task Order No. 75A50120F33007 **Modification No. P00005**

On the effective date of this modification, the following changes are made to Task Order 75A50120F33007, Contract Number HHSO100201200004I:

Paragraph B.1. Prices is superseded by the following:

B.1 Prices

B.1.1. The total fixed price of this task order (sum of Task 1 and Task 2) is $627,980,000.

B.1.2. The total fixed price of Task 1: Capacity Reservation is $542,480,000.

B.1.3. The total fixed price of Task 2: Pharmaceutical Manufacturing Capacity Expansion is $85,500,000.

Payment B.2. Task 1 Payment Schedule is superseded by the following:

Following delivery and acceptance of the work described in **SECTION C.3** and the deliverables described in **SECTION F**, and on submission of a proper invoice, the Government will pay the Contractor as follows:

Item Description	Reporting Period	Due Date	Unit Price
Monthly Report #1	05/13/2020 - 05/31/2020	06/15/2020	$27,137,500
Monthly Report #2	06/01/2020 - 06/30/2020	07/15/2020	$27,137,500
Monthly Report #3	07/01/2020 - 07/31/2020	08/15/2020	$27,137,500
Monthly Report #4	08/01/2020 - 08/31/2020	09/15/2020	$27,137,500
Monthly Report #5	09/01/2020 - 09/30/2020	10/15/2020	$27,137,500
Monthly Report #6	10/01/2020 - 10/31/2020	11/15/2020	$27,137,500
Monthly Report #7	11/01/2020 - 11/30/2020	12/15/2020	$27,137,500
Monthly Report #8	12/01/2020 - 12/31/2020	01/15/2021	$27,137,500
Monthly Report #9	01/01/2021 - 01/31/2021	02/15/2021	$27,137,500
Monthly Report #10	02/01/2021 - 02/28/2021	03/15/2021	$26,867,500
Monthly Report #11	03/01/2021 - 03/31/2021	04/15/2021	$27,137,500
Monthly Report #12	04/01/2021 - 04/30/2021	05/15/2021	$27,137,500
Monthly Report #13	05/01/2021 - 05/31/2021	06/15/2021	$27,137,500
Monthly Report #14	06/01/2021 - 06/30/2021	07/15/2021	$27,137,500
Monthly Report #15	07/01/2021 - 07/31/2021	08/15/2021	$27,137,500
Monthly Report #16	08/01/2021 - 08/31/2021	09/15/2021	$27,137,500
Monthly Report #17	09/01/2021 - 09/30/2021	10/15/2021	$27,137,500
Monthly Report #18	10/01/2021 - 10/31/2021	11/15/2021	$27,137,500
Monthly Report #19	11/01/2021 - 11/30/2021	12/15/2021	$27,137,500
Monthly Report #20	12/01/2021 - 12/31/2021	12/31/2021	$27,137,500
		Total =	$542,480,000

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.